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                        PHH CORPORATION

                      AMENDED AND RESTATED

                 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT



                 AGREEMENT,  dated  as  of  ___________________,  1994 (this

"Agreement") between PHH CORPORATION (the "Employer") and ____________________

(the "Executive").

                            W I T N E S S E T H:

                 The  Executive  is among the senior management group of the

Employer, as currently established, and is a party to a Supplemental Executive

Retirement Agreement dated as of [all October 12, 1988 except Mr. Nagel who  is  January  12, 1993] (the "Original Agreement").  In establishing the

Original Agreement, the Employer has concluded generally that it would be in the  best interests of the Employer to provide for a relative parity in normal  retirement benefits amongst those executives included in the senior executive  management group, to redetermine the type and level of service that qualifies  as  executive service and, in light of the Executive's particular circumstances,  to  provide  certain  adjustments to various features of the

Supplemental  Executive  Retirement  Plan, as amended and restated effective

May  1,  1987 as further amended by a First Amendment dated June 18, 1990, a

Second Amendment dated November 11, 1991, and a Third Amendment dated

February  28, 1994 (the "Supplemental Plan") for the Executive. The Employer

has reviewed the Original Agreement, reaffirmed its purposes and interest and determined to update certain provisions in light of current circumstances,

and the Executive has accepted and agreed upon the updating changes.

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                 Accordingly,  and in part pursuant to Section 2.1(g) of the
Supplemental Plan, the Employer and the Executive agree as follows:

         1.      Certain Definitions.

                 (a)      For  purposes  of  Section  6  of the Supplemental

         Plan,  "Credited Years of Executive Service" for the Executive shall mean  the sum of _____ plus the number of years of employment by the

         Employer or a Subsidiary from and after April 30, 1989.

                 (b)      For  purposes  of  Section 3.2 of the Supplemental

         Plan,  the Executive shall be considered as having sufficient Credited

         Years  of  Executive Service under this Agreement in order to qualify  for  a  _____%  Executive Service Benefit [or such greater percentage,  not  to  exceed 60%, as may be applicable by computing

         Credited  Years  of Executive Service as the sum of        plus the

         number  of years of employment by the Employer or a Subsidiary from and  after April 30, 1989].  [NOTE:  Material in brackets to be included only if percentage is less than 60.]

                 (c)      For  purposes of Section 2.1(i) of the Supplemental

         Plan,  the  term "Final Average Compensation" shall not be less the amount  computed  thereunder  for the Employer's Fiscal Year ending

         April 30, 1993 for any determination made before April 30, 1998.

         2.      Payment  Offsets.  For purposes of Section 3.3 of the Plan,

in  addition to the reductions provided by clause (iv), qualified pension or profit  sharing plans of subsequent employers whether or not affiliated with the  Employer,  regardless  of  whether  the Executive actually receives any amount in any given year, shall be included as an additional reduction,

calculated  in  the  same manner as provided in Section 3.3 of the Supplemental

Plan.

         3.      Certain  Elections. In the event that the Executive terminates employment  after  the sum of his age and Credited Years of Executive Service

is at least 60, then, in lieu of the payment commencement date determined under

Section 6 of the Supplemental Plan, he shall be entitled to make an election to receive at any age after 55 the Supplemental Retirement Benefit

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earned to the date of termination computed under this Agreement re-

duced  for  early receipt of benefits as provided in Section 3.3 of the Sup-

plemental Plan.

         4.      Employer.    For purposes of this Agreement, (a) "Employer"

includes any direct or indirect subsidiary controlled by the Employer within the  meaning of Section 368(c) of the Internal Revenue Code of 1986, and (b)

the  Employer  may transfer its obligations hereunder to any such subsidiary that is the parent company of a major business unit of Employer's consolidated group, in which case PHH Corporation shall be relieved of its obligations hereunder.

         5.      Effect  of  This  Agreement.    This  Agreement supercedes,

amends  and  restates  the  Original  Agreement  and  is  intended to be and constitutes  a  separate Agreement between the Employer and the Executive in addition  to  any  and  all  rights  he  may now or hereafter have under the

Supplemental Plan, the Qualified Pension Plan as defined in the Supplemental

Plan, the PHH Long Term Disability Plan as defined in the Supplemental Plan,

the  PHH  Excess  Benefit  Plan  as defined in the Supplemental Plan and any other rights and benefits to which the Executive is entitled.  All the terms and provisions of the Supplemental Plan are hereby incorporated by reference into,  and  made  a  part  of  this  Agreement without, however, changing or diminishing  the  independent  application  of  the  provisions  of  the

Supplemental Plan to the Executive.

         IN  WITNESS WHEREOF, the parties have executed this Agreement under seal the date first above written.



ATTEST:                           PHH CORPORATION


_______________________________   By:_____________________________(SEAL)


WITNESS:                                              EXECUTIVE:


_______________________________   ________________________________(SEAL)

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